EXHIBIT 3.11

For Ministry Use Only À l’usage exclusif du ministere	Ontario Corporation Number Numero de la compagnie an Ontario

1578550

[logo] Ministry of Consumer and Ontario Business Services CERTIFICATE This is to certify that these articles are effective on	Ministere des Services aux consommateurs et aux entretrises CERTIFICAT Ceci Que les prèsents status on

JULY 01 JUILLET, 2003

Director/Directrice Business Corporations Act

Form 4 Business Corporations Act	ARTICLES OF AMALGAMATION STATUS DE FUSION
	1	The name of the amalgamated corporation is:												Dénomination sociale de la compagnie issue de la fusion:
Formule

numero 4	O	P	E	N	T	E	X	T	C	O	R	P	O	R	A	T	I	O	N

Loi su Les

compagnies

	2.	The address of the registered office is:												Adresse du siege social:

185 Columbia Street West

(Street & Number or R R. Number & if multi-Office Building give Room No) (Rue al numero, ou numero de la R.R. et shsògit edifle a Dureaux, numéro du bureau)

	Regional Municipality of Waterloo, Ontario																			N	2	L	5	Z	5

	(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)																			(Postal Code / Code postal)

	3.	Number (or minimum and maximum number) of directors is:												Nombre (ou nombres minimal maximal) d’administrateurs:

Minimum of three (3); Maximum of fifteen (15).

	4.	The director(s) is/are:								Administrateur(s)										Resident
Canadian
		First Name, initials and surname Prenom, initiales et nom de famille								Address for service, giving Street & No. or R.R. No., Municipality and Postal code Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal										State Yes or No Resident Canadian State Yes or No Resident Canadien Oui/Non

See page lA attached

DIRECTORS

Name of Director	Address For Service	Resident Canadian

P. Thomas Jenkins	315 Bushwood Court Waterloo, Ontario, N2T 2E5	Yes

Richard Black	38 Old Mill Road Toronto, Ontario, M6S 419	Yes

Stephen Sadler	14800 Yonge Street Aurora, Ontario, LAG 6S6	Yes

Randy Fowlie	495 Foxhill Place Waterloo, Ontario, N2T 1X6	Yes

Ken Olisa	18 Glemorgan Road Hampton Wick Kingston-on-Tham United Kingdom, KT1 4MP	No

Michael Slaunwhite	23 Davidson Drive Gloucester, Ontario, K1J 6L7	Yes

John Shackleton	2 Brighton Place Burridge, Illinois, U.S.A. 60521	No

Peter Hoult	75 Cumberland Street Suite 1408 Toronto, Ontario, M5R 3M9	Yes

Brian Jackman	284 Donlea Road Barrington Hills, Illinois, U.S.A. 60010	No

David Johnston	3145 Lobsinger Line RR 1 St. Clements, Ontario NOB 2M0	Yes

	5.	(A)	The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below		(A)	Les actionnaires de chaque compagnie qui tusionne ont dument adopte la convention de fusion conformènt au paragrapne 176 (4) de la Loi sur les compagnes a la date mentionnèe ci-dessous.
☐ é

			Check A or B		Cocner A ou B
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		(B)	The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.		(B)	Les administrateurs de chaque compagnie qui fusionne ont approuve la fusion par voie de rèsolution conformèment a racie 177 de la Loi sur les compagnies à la date mentionnèe ci-dessous.

Form 4 Business Corporations Act			The articles of amalgamation in substance contain the provisions of the articles of incorporation of			Les status de fusion reprennent essentiellement les dispositions des statuts constitutifs de

Formule numèro 4 Loi sur les compagnies	OPEN TEXT CORPORATION
	and are more particularly set out in these articles.		el sont énoncés textuellement aux presents statuts

	Names of amalgamating corporations Dènomination sociale des compagnies qui fusionnent	Ontario Corporation Number Numéro de la compagnie en Ontario	Date of Adoption/Approval Date d’adoption ou d’approbation

	OPEN TEXT CORPORATION	1532559	June 30, 2003

	CENTRINITY INC.	1546581	June 30, 2003

	SOFTARC INC.	832237	June 30, 2003
DYE & DURHAM Corporation Forms-On-Disk

	6.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.	Limites, s’il y a lieu. imposèes aux activitès commerciales ou aux pouvoirs de la compagnie.

None.

Form 4 Business Corporations Act

Formule numero 4 Loi Sur les compagnies

	7.	The classes and any maximum number of shares that the corporation is authorized to issue:	Categories et nomore maximal, s’il y a lieu, d’actions que la compagnie est autorisèe à é mettre:

The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of First Preference Shares.
DYE & Durham Corporation Forms-On-Disk

	8.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:	Droits, privileges, restrictions et conditions, s’il y a lieu, ratiaches à chaque catègorie d’actions et pouvoirs des administrateurs relatifs à chaque categorie d’actions qui plut etre emise en sene:

See pages 4A to 4B attached.

Form 4 Business Corporations Act

Formule numero 4 Loi Sur les compagnies

DYE & Durham Corporation Forms-On-Disk

1. FIRST PREFERENCE SHARES

1.1 Issuable in Series:

The First Preference shares may, at any time and from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the directors of the Corporation. The directors of the Corporation may, before issuance and subject as hereiafter provided, determine the designation, rights, privileges, restrictions and conditions attaching to the First Preference Shares of each series including, without limiting the generality of the foregoing:

(a) the rate, amount or method of calculation of any dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date of dates from which any such dividends shall accrue;

(b) any right of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such right;

(c) any right of retraction vested in the holders of the First Preference Shares of such series and the prices and terms and conditions of any such rights and whether any other rights of retraction may be vested in such holders in the future;

(d) any voting rights;

(e) any conversion rights;

(f) any rights upon dissolution, liquidation or winding-up of the Corporation;

(g) any sinking fund or purchase fund;

(h) any purchase obligation; and

(i) any other provisions attaching to any such series of First Preference Shares.

1.2 Priority:

The First Preference Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the First Preference Shares of every other series and be entitled to preference over teh Common Shares and over any other shares of the Corporation ranking junior to the First Preference Shares. In addition to and without limiting the generality of the foregoing, if any amount,

(a) of cumulative dividends, whether or not declared, or declared non-cumulative dividends; or

(b) payable on return of capital in the event of the liquidation, dissolution or winding up of a Corporation,

in respect of shares of a series is not paid in full, the shares of the series shall participate rateably with the shares of all other series of the same class in respect of,

(c) all accumlated cumulative dividends, whether or not declared, and all declared non-cumulative dividends; or

(d) all amounts payable on return of capital in the event of the liquidation, dissolution or winding up of the Corporation,

as the case may be.

2. COMMON SHARES

2.1 The holders of the Common Shares are entitled to receive:

(a) such dividends as the directors in their discretion may declare, regardless of whether dividends are declared on any other class of shares;

(b) the holders of the Common Shares are entitled to receive notice of and to attend all meetings of the shareholders of the Corporation, except meetings at which holders of another specified class of shares are exclusively entitled to vote, and are entitled to one vote for each Common Share held on all votes taken at such meetings; and

(c) any remaining property of the Corporation on liquidation, dissolution or wind-up of the Corporation, whether voluntary or involuntary, after payment of any amount required to redeem or retract the issued and outstanding First Preference Shares in accordance with the terms of their issuance.

	9.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:	Lémission, le transfert ou la propnété d’àctions est/n’ést.pas restreinte, Les restrictons, s’il y a lieu, sont les suivantes’

None.

Form 4 Business Corporations Act

Formule numero 4 Loi Sur les compagnies
	10.	Other provisions, (if any);	Autres dispositions, s’il y a lieu’`

None.

DYE & DURHAM Corporation Forms-On-Disk	11.	The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A”	Las déclarations exigées aux lermes du paragrapne 178(2, de is Loi sur las compagnies constituent l’annexe) “A”
	12.	A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule “B”.	Line copie de la convention de fusion ou les resolutions des administrateurs (esion ie cas) constitute(nt) l’annexe “B”.

	These articles are signed in duplicate.		Les prèsents sratuts sont signes en double exemplaire.

Form 4 Business Corporations Act	Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.		Dènomination sociale des compagnies qui fusionnent, signature et lonction de leurs dingeants règulierement dèsignès.

Formule numero 4 Loi Sur les compagnies

OPEN TEXT CORPORATION

	Per:	/s/ SHELDON POLANSKY
Sheldon Polansky, Secretary

CENTRINITY INC.

	Per:	/s/ SHELDON POLANSKY
Sheldon Polansky, Secretary

SOFTARC INC.

	Per:	/s/ SHELDON POLANSKY
Sheldon Polansky, Secretary

DYE & DURHAM Corporation Forms-On-Disk

SCHEDULE “A”

OFFICER’S STATEMENT

I, Sheldon Polansky, of the City of Toronto, in the Province of Ontario, state as follows:

1.	1 am the Secretary of Open Text Corporation (the “Corporation”) and as such have personal knowledge of the matters hereinafter stated.

2.	The Corporation desires to amalgamate with Centrinity Inc. and Softarc Inc. and continue as one corporation under the name of Open Text Corporation.

3.	There are reasonable grounds for believing that:

a.	each of the amalgamating corporations is and the amalgamated corporation will be able to pay its liabilities as they become due; and

b.	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

4.	There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

5.	No creditor has notified the Corporation that he objects to the amalgamation.

6.	For the reasons set out in paragraphs 4 and 5 above it is unnecessary for the Corporation to comply with the notice provisions contained in paragraph 178(2)(d) of the Business Corporations Act (Ontario).

DATED the 30th day of June, 2003.

/s/ SHELDON POLANSKY
SHELDON POLANSKY

SCHEDULE “A”

OFFICER’S STATEMENT

I, Sheldon Polansky, of the City of Toronto, in the Province of Ontario, state as follows:

1.	I am the Secretary of Centrinity Inc. (the “Corporation”) and as such have personal knowledge of the matters hereinafter stated.

2.	The Corporation desires to amalgamate with Open Text Corporation and Softarc Inc. and continue as one corporation under the name of Open Text Corporation.

3.	There are reasonable grounds for believing that:

a.	each of the amalgamating corporations is and the amalgamated corporation will be able to pay its liabilities as they become due; and

b.	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

4.	There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

5.	No creditor has notified the Corporation that he objects to the amalgamation.

6.	For the reasons set out in paragraphs 4 and 5 above it is unnecessary for the Corporation to comply with the notice provisions contained in paragraph 178(2)(d) of the Business Corporations Act (Ontario).

DATED the 30th day of June, 2003.

/s/ SHELDON POLANSKY
SHELDON POLANSKY

SCHEDULE “A”

OFFICER’S STATEMENT

I, Sheldon Polansky, of the City of Toronto, in the Province of Ontario, state as follows:

1.	I am the Secretary of Softarc Inc. (the “Corporation”) and as such have personal knowledge of the matters hereinafter stated.

2.	The Corporation desires to amalgamate with Open Text Corporation and Centrinity Inc. and continue as one corporation under the name of Open Text Corporation.

3.	There are reasonable grounds for believing that:

a.	each of the amalgamating corporations is and the amalgamated corporation will be able to pay its liabilities as they become due; and

b.	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

4.	There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

5.	No creditor has notified the Corporation that he objects to the amalgamation.

6.	For the reasons set out in paragraphs 4 and 5 above it is unnecessary for the Corporation to comply with the notice provisions contained in paragraph 178(2)(d) of the Business Corporations Act (Ontario).

DATED the 30th day of June, 2003.

/s/ SHELDON POLANSKY

SHELDON POLANSKY

SCHEDULE “B”

CERTIFIED COPY OF A RESOLUTION OF

THE DIRECTORS OF OPEN TEXT CORPORATION (THE “CORPORATION”)

“AMALGAMATION WITH CENTRINITY INC. AND SOFTARC INC.

WHEREAS the Corporation owns all of the issued and outstanding shares of Centrinity Inc.;

AND WHEREAS Centrinity Inc., a wholly-owned subsidiary of the Corporation, owns all of the issued and outstanding shares of Softarc Inc.;

AND WHEREAS the Corporation desires to amalgamate with Centrinity Inc. and Softarc Inc. and to continue as one corporation pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”);

RESOLVED that:

1.	The Corporation amalgamate with Centrinity Inc. and Softarc Inc. and continue as one Corporation under the name of Open Text Corporation (the “Amalgamated Corporation”);

2.	Upon the Articles of Amalgamation becoming effective, all shares in the capital of Centrinity Inc. and Softarc Inc., including all shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

3.	The by-laws of the Amalgamated Corporation shall be the same as the by-laws of the Corporation;

4.	The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of the Corporation;

5.	No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation;

6.	Any officer or director of the Corporation is authorized to sign the statement, in the form required by subsection 178(2) of the Act, which statement is to be attached to the Articles of Amalgamation; and

7.	Any officer or director of the Corporation is authorized to do all things and sign all documents necessary or desirable to implement the foregoing.

This resolution may be signed by the directors in as many counterparts as may be necessary, originally or by telecopier facsimile signature, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date first written below.”

The undersigned hereby certifies that the foregoing is a true and complete copy of a resolution of Open Text Corporation, which was duly passed by the consent in writing of all of the directors of the Corporation on the 30th day of June, 2003, and that the said resolution remains in full force and effect unamended as of the date hereof.

DATED the 30th day of June, 2003.

/s/ SHELDON POLANSKY

SHELDON POLANSKY, Secretary

SCHEDULE “B”

CERTIFIED COPY OF A RESOLUTION OF

THE DIRECTORS OF CENTRINITY INC. (THE “CORPORATION”)

“AMALGAMATION WITH OPEN TEXT CORPORATION AND SOFTARC INC.

WHEREAS the Corporation is a wholly-owned subsidiary of Open Text Corporation;

AND WHEREAS Softarc Inc. is a wholly-owned subsidiary of the Corporation;

AND WHEREAS the Corporation desires to amalgamate with Open Text Corporation and Softarc Inc. and to continue as one corporation pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”);

RESOLVED that:

1.	The Corporation amalgamate with Open Text Corporation and Softarc Inc. and continue as one Corporation under the name of Open Text Corporation (the “Amalgamated Corporation”);

2.	Upon the Articles of Amalgamation becoming effective, all shares in the capital of the Corporation and Softarc Inc., including all shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

3.	The by-laws of the Amalgamated Corporation shall be the same as the by-laws of Open Text Corporation;

4.	The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Open Text Corporation;

5.	No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation;

6.	Any officer or director of the Corporation is authorized to sign the statement, in the form required by subsection 178(2) of the Act, which statement is to be attached to the Articles of Amalgamation; and

7.	Any officer or director of the Corporation is authorized to do all things and sign all documents necessary or desirable to implement the foregoing.

This resolution may be signed by the directors in as many counterparts as may be necessary, originally or by telecopier facsimile signature, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date first written below.”

The undersigned hereby certifies that the foregoing is a true and complete copy of a resolution of Centrinity Inc., which was duly passed by the consent in writing of all of the directors of the Corporation on the 30th day of June, 2003, and that the said resolution remains in full force and effect unamended as of the date hereof.

DATED the 30th day of June 2003.

/s/ SHELDON POLANSKY

SHELDON POLANSKY, Secretary

SCHEDULE “B”

CERTIFIED COPY OF A RESOLUTION OF

THE DIRECTORS OF SOFTARC INC. (THE “CORPORATION”)

“AMALGAMATION WITH OPEN TEXT CORPORATION AND CENTRINITY INC.

WHEREAS the Corporation is a wholly-owned subsidiary of Centrinity Inc.;

AND WHEREAS Centrinity Inc. is a wholly-owned subsidiary of Open Text Corporation;

AND WHEREAS the Corporation desires to amalgamate with Open Text Corporation and Centrinity Inc. and to continue as one corporation pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”);

RESOLVED that:

1	The Corporation amalgamate with Open Text Corporation and Centrinity Inc. and continue as one Corporation under the name of Open Text Corporation (the “Amalgamated Corporation”);

2	Upon the Articles of Amalgamation becoming effective, all shares in the capital of the Corporation and Centrinity Inc., including all shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

3	The by-laws of the Amalgamated Corporation shall be the same as the by-laws of Open Text Corporation;

4.	The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Open Text Corporation;

5.	No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation;

6.	Any officer or director of the Corporation is authorized to sign the statement, in the form required by subsection 178(2) of the Act, which statement is to be attached to the Articles of Amalgamation; and

8.	Any officer or director of the Corporation is authorized to do all things and sign all documents necessary or desirable to implement the foregoing.

This resolution may be signed by the directors in as many counterparts as may be necessary, originally or by telecopier facsimile signature, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date first written below.”

The undersigned hereby certifies that the foregoing is a true and complete copy of a resolution of Softarc Inc., which was duly passed by the consent in writing of all of the directors of the Corporation on the 30th day of June, 2003, and that the said resolution remains in full force and effect unamended as of the date hereof.

DATED the 30th day of June, 2003.

/s/ SHELDON POLANSKY
SHELDON POLANSKY, Secretary